Exhibit 99.1

Gregory J. Larson
Executive Vice President
240.744.5120
Gee Lingberg
Vice President
240.744.5275

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS STRONG OPERATING PERFORMANCE FOR THE THIRD QUARTER

BETHESDA, MD; October 10, 2012 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the third quarter ended September 7, 2012.

OPERATING RESULTS

(in millions, except per share and hotel statistics)

	Quarter ended			Year-to-date ended
	September 7, 2012	September 9, 2011	Percent Change	September 7, 2012	September 9, 2011	Percent Change
Total revenues	$1,204	$1,131	6.5%	$3,555	$3,306	7.5%
Comparable hotel revenues*	1,010	947	6.7%	2,999	2,821	6.3%
Comparable hotel RevPAR	142.82	132.75	7.6%	141.34	132.43	6.7%
Net income (loss)	(36)	(35)	(2.9)%	48	(32)	N/M
Adjusted EBITDA*	241	212	13.7%	764	669	14.2%

Diluted earnings (loss) per share	$(.05)	$(.05)	—	$.06	$(.05)	N/M
NAREIT FFO per diluted share*	.17	.16	6.3%	.64	.58	10.3%
Adjusted FFO per diluted share*	.21	.16	31.3%	.69	.60	15.0%

N/M=Not Meaningful

*	NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share (which excludes debt extinguishment costs and other expenses), Adjusted EBITDA (which is earnings before interest, taxes, depreciation, amortization and other items) and comparable hotel operating results (including comparable hotel revenues and comparable hotel adjusted operating profit margins) are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the discussion included in this press release on why the Company believes these supplemental measures are useful, reconciliations to the applicable GAAP measure and the limitations on their use.

The increase in total revenues for the third quarter and year-to-date 2012 reflect the improved performance of the Company’s owned hotels as comparable hotel RevPAR increased 7.6% and 6.7% and comparable food and beverage revenues increased 4.5% and 5.4% for the third quarter and year-to-date, respectively. In addition, year-to-date 2012 revenues benefited from the results of the ten hotels (nearly 4,000 rooms) that were acquired during 2011 and the acquisition of the Grand Hyatt Washington, D.C. on July 16, 2012. These acquisitions increased revenues by an incremental $61 million year-to-date.

The increase in comparable hotel RevPAR was primarily driven by improvements in average room rates coupled with continued occupancy growth. For the third quarter and year-to-date, average room rates improved 4.7% and 3.9%, respectively, while occupancy improved 2.1 percentage points to 78.4% and

2.0 percentage points to 75.4%, respectively. The improvements in revenues led to strong margin growth as comparable hotel adjusted operating profit margins increased 285 basis points and 170 basis points for the third quarter and year-to-date 2012, respectively.

INVESTMENTS

•

REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES – The Company invested approximately $24 million and $122 million in the third quarter and year-to-date 2012, respectively, in redevelopment and return on investment (“ROI”) expenditures. These projects are designed to increase cash flow and improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. Three properties where we recently completed extensive redevelopment work, the Atlanta Marriott Perimeter Center, the Chicago Marriott O’Hare and the Sheraton Indianapolis, have performed exceptionally well. On average, RevPAR increased 38% for both the quarter and year-to-date 2012 when compared to the pre-construction period in 2010. Due to the significant capital expenditures affecting nearly every aspect of these properties including, in the case of the Sheraton Indianapolis, the conversion of one hotel tower into apartments, these properties are excluded from our comparable results. The Company expects investment in ROI expenditures for 2012 will total approximately $165 million to $175 million.

•

ACQUISITION EXPENDITURES – In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans designed to maximize profitability and enhance the guest experience. On October 1, 2012, the Company converted the former New York Helmsley Hotel (which was acquired in March 2011) to the Westin New York Grand Central, with the grand opening scheduled later this month. The hotel is only the second Westin-branded property in the city and the conversion included a complete renovation of all 774 guest rooms, the ballroom and meeting space, fitness center, lobby and public areas, as well as the development of a new bar and restaurant. The Company spent approximately $25 million and $89 million on acquisition projects in the third quarter and year-to-date, respectively, and expects to invest between $125 million and $135 million for 2012.

•

RENEWAL AND REPLACEMENT EXPENDITURES – The Company invested approximately $66 million and $245 million in renewal and replacement expenditures during the third quarter and year-to-date 2012, respectively. These expenditures are designed to ensure that the high-quality standards of both the Company and its operators are maintained. During the quarter, we completed the renovation of the 834 rooms at the Hyatt Regency Washington and 45,000 square feet of meeting space at the New York Marriott Marquis. The Company expects that renewal and replacement expenditures for 2012 will total approximately $330 million to $340 million.

VALUE ENHANCEMENT PROJECTS

In addition to the investments described above, the Company looks to enhance the value of its portfolio by identifying and executing strategies designed to maximize the highest and best use of all aspects of its properties. On July 30, 2012, the Company leased the retail and signage components of the New York

Marriott Marquis Times Square to Vornado Realty Trust (“Vornado”). Vornado will redevelop and expand the existing retail space, including converting the below-grade parking garage into high-end retail space and creating six-story, block front, LED signage spanning over 300 linear feet at an estimated cost of $140 million. As a result of the agreement, the annual base rental income is now well in excess of the previous rental income for the leased space. Furthermore, once Vornado completes the planned redevelopment, the Company has the potential to realize significant additional incentive rental income. The lease has a 20-year term with options that, upon exercise, would require title to the retail space to be conveyed to Vornado for a sales price based on future cash flows in the year of sale.

BALANCE SHEET

The Company continued to execute its strategy of extending its debt maturities and lowering its overall cost of debt. Year-to-date, the Company has issued $1.5 billion of debt, with a weighted average interest rate of 3.7%, and used the proceeds, along with available cash, to repay $1.8 billion of debt with a weighted average interest rate of 6.6%. As a result of these transactions, the Company has decreased its weighted average interest rate by approximately 80 basis points, to 5.5%, and lengthened its weighted average debt maturity to 5.4 years.

During the quarter, the Company entered into a $500 million term loan through an amendment to its credit facility. The term loan has a five-year maturity and a floating interest rate of LIBOR plus 180 basis points, approximately 2.0%, based on the Company’s leverage level at September 7, 2012. Additionally, the Company issued $450 million of 4 3/4% Series C senior notes due 2023 at the lowest interest rate for senior notes in the Company’s history. The proceeds from these issuances were used to redeem the remaining $650 million of 6 3/8% Series O senior notes due 2015 and $150 million of 6 3/4% Series Q senior notes due 2016 and for general corporate purposes.

As of September 7, 2012, the Company had $254 million of cash and cash equivalents and $751 million of available capacity under its credit facility.

EUROPEAN JOINT VENTURE

On July 26, 2012, the second fund of the Company’s joint venture in Europe (“Euro JV Fund II”), in which the Company holds a 33.4% interest, acquired the 192-room Le Méridien Grand Hotel in Nuremberg, Germany, for approximately €30 million ($37 million). The Company contributed approximately €10 million ($13 million) to the Euro JV Fund II in connection with this acquisition.

DIVIDEND

On September 17, 2012, the Company’s board of directors authorized a regular quarterly cash dividend of $.08 per share on its common stock. The dividend is payable on October 15, 2012 to stockholders of record on September 28, 2012. The amount of any future dividend is dependent on the Company’s taxable income and will be determined by the Company’s Board of Directors.

2012 OUTLOOK

The Company anticipates that for 2012:

•	Comparable hotel RevPAR will increase 6.25% to 7.0%;

•	Total revenues under GAAP would increase 7.2% to 7.7%;

•	Total comparable hotel revenues would increase 5.4% to 6.0%;

•	Operating profit margins under GAAP would increase approximately 160 basis points to 190 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 135 basis points to 150 basis points.

Based upon these parameters, the Company estimates that its 2012 guidance is as follows:

•	earnings per diluted share should range from approximately $.15 to $.17;

•	net income should range from $109 million to $126 million;

•	NAREIT FFO per diluted share should be approximately $1.01 to $1.04;

•	Adjusted FFO per diluted share should be approximately $1.06 to $1.09; and

•	Adjusted EBITDA should be approximately $1,155 million to $1,175 million.

See the 2012 Forecast Schedules and Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 104 properties in the United States and 16 properties internationally totaling approximately 65,000 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 14 hotels with approximately 4,400 rooms and a joint venture in Asia that owns one hotel with approximately 300 rooms in Australia and a minority interest in seven hotels with approximately 1,750 rooms in India, two in Bangalore and five that are in various stages of development in two cities. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; our ability to complete the term loan on the basis of commitments currently received, which is subject to various closing conditions, including the accuracy of representations and warranties; the risk that the Company’s board of directors will determine to pay dividends at a rate different than currently anticipated and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 10, 2012, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1.4% of the partnership interests in Host LP held by outside partners as of September 7, 2012, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, NAREIT and Adjusted FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	September 7, 2012	December 31, 2011
	(unaudited)
ASSETS

Property and equipment, net	$11,731	$11,383
Due from managers	98	37
Advances to and investments in affiliates	227	197
Deferred financing costs, net	57	55
Furniture, fixtures and equipment replacement fund	184	166
Other	456	368
Restricted cash	35	36
Cash and cash equivalents	254	826

Total assets	$13,042	$13,068

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $528 million and $902 million, respectively, net of discount, of Exchangeable Senior Debentures	$3,666	$4,543
Credit facility, including the $500 million term loan	749	117
Mortgage debt	994	1,006
Other	86	87

Total debt	5,495	5,753
Accounts payable and accrued expenses	105	175
Other	341	269

Total liabilities	5,941	6,197

Non-controlling interests – Host Hotels & Resorts, L.P.	167	158

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 723.0 million shares and 705.1 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	8,008	7,750
Accumulated other comprehensive income (loss)	9	(1)
Deficit	(1,126)	(1,079)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,898	6,677
Non-controlling interests – other consolidated partnerships	36	36

Total equity	6,934	6,713

Total liabilities, non-controlling interests and equity	$13,042	$13,068

(a)	Our condensed consolidated balance sheet as of September 7, 2012 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Revenues
Rooms	$776	$724	$2,171	$2,012
Food and beverage	295	283	989	925
Other	68	67	206	195

Owned hotel revenues	1,139	1,074	3,366	3,132
Other revenues	65	57	189	174

Total revenues	1,204	1,131	3,555	3,306

Expenses
Rooms	216	204	594	555
Food and beverage	244	234	738	698
Other departmental and support expenses	305	301	871	841
Management fees	45	41	135	125
Other property-level expenses	138	138	405	391
Depreciation and amortization	160	147	472	435
Corporate and other expenses	31	12	74	58

Total operating costs and expenses	1,139	1,077	3,289	3,103

Operating profit	65	54	266	203
Interest income	4	5	11	15
Interest expense (b)	(93)	(87)	(272)	(259)
Net gains on property transactions and other	1	3	3	6
Loss on foreign currency transactions and derivatives	(1)	(2)	(2)	—
Equity in earnings (losses) of affiliates	(1)	(5)	2	(3)

Income (loss) before income taxes	(25)	(32)	8	(38)
Benefit (provision) for income taxes	(11)	(3)	(10)	9

Loss from continuing operations	(36)	(35)	(2)	(29)
Income (loss) from discontinued operations, net of tax	—	—	50	(3)

Net income (loss)	(36)	(35)	48	(32)
Less: Net (income) loss attributable to non-controlling interests	2	2	(2)	—

Net income (loss) attributable to Host Inc.	$(34)	$(33)	$46	$(32)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.05)	$(.05)	$(.01)	$(.04)
Discontinued operations	—	—	.07	(.01)

Basic and diluted earnings (loss) per common share	$(.05)	$(.05)	$.06	$(.05)

(a)	Our condensed consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	Interest expense includes the following items:

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Non-cash interest for exchangeable debentures	$3	$7	$12	$22
Debt extinguishment costs	14	4	27	8

Total	$17	$11	$39	$30

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Net income (loss)	$(36)	$(35)	$48	$(32)
Net (income) loss attributable to non-controlling interests	2	2	(2)	—

Earnings (loss) attributable to Host Inc.	$(34)	$(33)	$46	$(32)

Diluted earnings (loss) attributable to Host Inc.	$(34)	$(33)	$46	$(32)

Basic weighted average shares outstanding	721.3	702.1	715.7	688.4

Diluted weighted average common shares outstanding (a)	721.3	702.1	715.7	688.4

Basic and diluted earnings (loss) per common share	$(.05)	$(.05)	$.06	$(.05)

(a)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data (a)

	As of September 7, 2012		Quarter ended September 7, 2012			Quarter ended September 9, 2011
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Region
Pacific	25	13,896	$184.53	83.7%	$154.42	$172.83	82.3%	$142.23	8.6%
Mid-Atlantic	11	8,634	234.91	86.5	203.22	230.63	82.4	190.05	6.9
South Central	9	5,695	132.64	71.0	94.22	132.65	66.0	87.59	7.6
Florida	8	3,680	176.19	71.3	125.57	156.67	67.3	105.44	19.1
D.C. Metro	12	5,416	177.00	76.5	135.34	174.81	77.9	136.13	(0.6)
North Central	11	4,782	163.06	80.6	131.34	157.96	80.6	127.32	3.2
New England	6	3,672	191.36	86.6	165.81	170.55	84.3	143.77	15.3
Atlanta	7	3,846	154.04	67.6	104.17	151.93	65.7	99.80	4.4
Mountain	7	2,885	129.88	64.7	84.03	129.30	63.8	82.45	1.9
Canada	4	1,643	167.12	69.6	116.36	166.70	66.2	110.40	5.4
Latin America	4	1,075	230.02	69.5	159.96	197.66	66.3	130.97	22.1

All Regions	104	55,224	182.06	78.4	142.82	173.92	76.3	132.75	7.6

	As of September 7, 2012		Year-to-date ended September 7, 2012			Year-to-date ended September 9, 2011
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Region
Pacific	25	13,896	$183.29	79.0%	$144.72	$173.54	77.1%	$133.73	8.2%
Mid-Atlantic	11	8,634	235.07	80.5	189.24	229.03	76.4	174.92	8.2
South Central	9	5,695	149.43	73.1	109.17	149.05	69.7	103.93	5.0
Florida	8	3,680	218.13	76.7	167.24	201.05	75.7	152.23	9.9
D.C. Metro	12	5,416	193.39	74.5	144.08	193.97	75.2	145.95	(1.3)
North Central	11	4,782	154.63	73.0	112.95	148.19	71.8	106.42	6.1
New England	6	3,672	185.79	74.8	139.05	170.96	72.8	124.41	11.8
Atlanta	7	3,846	158.00	69.0	108.95	155.66	66.1	102.88	5.9
Mountain	7	2,885	161.67	67.1	108.48	158.47	66.2	104.95	3.4
Canada	4	1,643	167.66	67.2	112.61	167.87	67.4	113.08	(0.4)
Latin America	4	1,075	232.78	71.0	165.33	208.94	68.8	143.74	15.0

All Regions	104	55,224	187.48	75.4	141.34	180.41	73.4	132.43	6.7

	As of September 7, 2012		Quarter ended September 7, 2012			Quarter ended September 9, 2011
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Property Type
Urban	53	33,228	$195.05	81.1%	$158.17	$186.91	79.1%	$147.76	7.0%
Suburban	27	10,321	149.26	74.3	110.90	143.34	72.7	104.18	6.5
Resort/Conference	12	6,083	221.47	67.2	148.89	206.83	65.0	134.42	10.8
Airport	12	5,592	123.55	82.7	102.22	117.13	79.3	92.91	10.0

All Types	104	55,224	182.06	78.4	142.82	173.92	76.3	132.75	7.6

	As of September 7, 2012		Year-to-date ended September 7, 2012			Year-to-date ended September 9, 2011
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Property Type
Urban	53	33,228	$197.72	76.6%	$151.47	$190.99	74.5%	$142.30	6.4%
Suburban	27	10,321	150.96	71.0	107.20	146.19	69.4	101.40	5.7
Resort/Conference	12	6,083	252.54	72.4	182.82	238.72	70.5	168.41	8.6
Airport	12	5,592	125.67	79.5	99.88	119.78	77.4	92.73	7.7

All Types	104	55,224	187.48	75.4	141.34	180.41	73.4	132.43	6.7

(a)	See the Notes to Financial Information for a discussion of reporting periods and comparable hotel results.

Hotel Operating Statistics for All Properties (a)

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Average room rate	$180.52	$171.84	$185.76	$178.24
Average occupancy	77.5%	75.9%	74.9%	72.9%
RevPAR	$139.97	$130.43	$139.13	$129.94

(a)	The operating statistics reflect all consolidated properties as of September 7, 2012 and September 9, 2011, respectively, and include the results of operations of properties sold or transferred during the year through the date of their disposition.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Number of hotels	104	104	104	104
Number of rooms	55,224	55,224	55,224	55,224
Percent change in comparable hotel RevPAR	7.6%	—	6.7%	—
Operating profit margin under GAAP (b)	5.4%	4.8%	7.5%	6.1%
Comparable hotel adjusted operating profit margin (b)	22.2%	19.35%	23.6%	21.9%
Comparable hotel revenues
Room	$689	$640	$1,940	$1,814
Food and beverage	260	248	877	832
Other	61	59	182	175

Comparable hotel revenues (c)	1,010	947	2,999	2,821

Comparable hotel expenses
Room	190	179	526	498
Food and beverage	216	207	659	631
Other	36	36	103	102
Management fees, ground rent and other costs	344	342	1,004	973

Comparable hotel expenses (d)	786	764	2,292	2,204

Comparable hotel adjusted operating profit	224	183	707	617
Non-comparable hotel results, net (e)	30	31	105	86
Income (loss) from hotels leased from HPT	2	(1)	—	(7)
Depreciation and amortization	(160)	(147)	(472)	(435)
Corporate and other expenses	(31)	(12)	(74)	(58)

Operating profit	$65	$54	$266	$203

(a)	See the Notes to the Financial Information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the condensed consolidated statements of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total revenues per the condensed consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Revenues per the consolidated statements of operations	$1,204	$1,131	$3,555	$3,306
Non-comparable hotel revenues	(147)	(142)	(430)	(371)
Hotel revenues for which we record rental income, net	11	11	37	36
Revenues for hotels leased from HPT	(58)	(53)	(163)	(150)

Comparable hotel revenues	$1,010	$947	$2,999	$2,821

(d)	The reconciliation of operating costs per the condensed consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Operating costs and expenses per the consolidated statements of operations	$1,139	$1,077	$3,289	$3,103
Non-comparable hotel expenses	(117)	(111)	(325)	(286)
Hotel expenses for which we record rental income	11	11	37	37
Expense for hotels leased from HPT	(56)	(54)	(163)	(157)
Depreciation and amortization	(160)	(147)	(472)	(435)
Corporate and other expenses	(31)	(12)	(74)	(58)

Comparable hotel expenses	$786	$764	$2,292	$2,204

(e)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on property insurance settlements, (iii) the results of our office buildings and (iv) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

	September 7, 2012	December 31, 2011
Equity
Common shares outstanding	723.0	705.1
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)	733.3	715.8
Preferred OP Units outstanding	.02	.02

Security pricing
Common (b)	$16.30	$14.77
3 1/4% Exchangeable Senior Debentures (c)	$1,132.1	$1,084.0
2 5/8% Exchangeable Senior Debentures (c)	$1,001.6	$1,002.6
2 1/2% Exchangeable Senior Debentures (c)	$1,342.6	$1,242.6

Dividends declared per share for calendar year
Common	$.21	$.14

Debt

	Rate	Maturity date	September 7, 2012	December 31, 2011
Senior debt
Series O	6 3/8%	3/2015	$—	$650
Series Q	6 3/4%	6/2016	650	800
Series S	6 7/8%	11/2014	—	498
Series T	9%	5/2017	391	390
Series V	6%	11/2020	500	500
Series X	5 7/8%	6/2019	497	496
Series Z (d)	6%	10/2021	300	300
Series A (e)	5 1/4%	3/2022	350	—
Series C	4 3/4%	3/2023	450	—
Exchangeable senior debentures (f)	3 1/4%	4/2024	175	175
Exchangeable senior debentures	2 5/8%	4/2027	2	385
Exchangeable senior debentures (g)	2 1/2%	10/2029	351	342
Senior notes	10%	5/2012	—	7
Credit facility term loan	2.0%	7/2017	500	—
Credit facility revolver (h)	2.7%	11/2015	249	117

			4,415	4,660

Mortgage debt and other
Mortgage debt (non-recourse)	3.3-8.5%	7/2013-12/2023	994	1,006
Other	7.0-7.8%	10/2014-12/2017	86	87

Total debt (i)(j)			$5,495	$5,753

Percentage of fixed rate debt			78%	90%
Weighted average interest rate			5.5%	6.3%
Weighted average debt maturity			5.4 years	4.4 years

(a)	Each OP Unit is redeemable for cash or, at the option of the Company, for 1.021494 common shares of Host Inc., At September 7, 2012 and December 31, 2011, there were 10.0 million and 10.5 million common OP Units, respectively, held by non-controlling interests.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	The 6% Series Y senior notes were exchanged for 6% Series Z senior notes in June 2012.
(e)	The 5 1/4% Series A senior notes were exchanged for 5 1/4% Series B senior notes in October 2012.
(f)	Holders of the 3 1/4% Exchangeable Senior Debentures due 2024 (the “2004 Debentures”) can require the Company to repurchase the exchangeable debentures for cash in April 2014.
(g)

At September 7, 2012, the principal balance outstanding of the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $400 million. The discount related to these debentures is amortized through October 2015, the first date at which holders can require the Company to repurchase the 2009 Debentures for cash.

(h)	The interest rate shown is the weighted average rate of the outstanding credit facility at September 7, 2012.
(i)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 7, 2012, our non-controlling partners’ share of consolidated debt is $67 million and our share of debt in unconsolidated investments is $321 million.
(j)	Total debt as of September 7, 2012 and December 31, 2011 includes net discounts of $51 million and $63 million, respectively.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Net income (loss)	$(36)	$(35)	$48	$(32)
Interest expense	93	87	272	259
Depreciation and amortization	160	147	472	435
Income taxes	11	3	10	(9)
Discontinued operations (a)	—	2	—	4

EBITDA	228	204	802	657
Gain on dispositions (b)	—	—	(48)	—
Acquisition costs	6	—	6	4
Non-cash impairment charges	—	—	—	3
Amortization of deferred gains	(1)	(3)	(3)	(6)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	1	5	(2)	3
Pro rata Adjusted EBITDA of equity investments	9	8	21	19
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(2)	(2)	(12)	(11)

Adjusted EBITDA	$241	$212	$764	$669

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(b)	Reflects the gain recorded on the sale of the San Francisco Airport Marriott in the first quarter 2012.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

NAREIT and Adjusted Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 7, 2012	September 9, 2011	September 7, 2012	September 9, 2011
Net income (loss)	$(36)	$(35)	$48	$(32)
Less: Net (income) loss attributable to non-controlling interests	2	2	(2)	—

Net income (loss) attributable to Host Inc.	(34)	(33)	46	(32)
Adjustments:
Gain on dispositions, net of taxes	—	—	(48)	—
Amortization of deferred gains and other property transactions, net of taxes	(1)	(3)	(3)	(6)
Depreciation and amortization	160	149	471	439
Non-cash impairment charges	—	—	—	3
Partnership adjustments	3	1	7	4
FFO of non-controlling interests of Host LP	(2)	(2)	(7)	(6)

NAREIT FFO	126	112	466	402
Adjustments to NAREIT FFO:
Loss on debt extinguishments (a)	18	5	32	10
Acquisition costs	6	—	8	4
Loss attributable to non-controlling interests (b)	—	—	(1)	—

Adjusted FFO	$150	$117	$505	$416

For calculation on a per diluted basis:

Adjustments for dilutive securities (c):
Assuming conversion of Exchangeable Senior Debentures	$1	$1	$21	$6

NAREIT FFO	$127	$113	$487	$408

Adjustments for dilutive securities (c):
Assuming conversion of Exchangeable Senior Debentures	$7	$1	$21	$23

Adjusted FFO	$157	$118	$526	$439

Diluted weighted average shares outstanding-EPS	721.3	702.1	715.7	688.4
Assuming issuance of common shares granted under the Comprehensive Stock Plan	1.1	1.5	1.2	1.6
Assuming conversion of Exchangeable Senior Debentures	11.7	11.5	40.4	18.3

Diluted weighted average shares outstanding – NAREIT FFO	734.1	715.1	757.3	708.3
Assuming conversion of Exchangeable Senior Debentures	28.8	0.6	—	28.4

Diluted weighted average shares outstanding – Adjusted FFO	762.9	715.7	757.3	736.7

NAREIT FFO per diluted share (c)	$.17	$.16	$.64	$.58

Adjusted FFO per diluted share (c)	$.21	$.16	$.69	$.60

(a)	Represents costs primarily associated with the redemption of the Series S, O and Q senior notes in 2012 and the Series K senior notes and 2007 Debentures in 2011.
(b)	Represents the portion of the adjustments to NAREIT FFO attributable to non-controlling partners in Host LP.
(c)	Earnings/loss per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive. For the periods presented, NAREIT FFO and Adjusted FFO have been adjusted to reflect the impact on our earnings of treating our outstanding exchangeable debentures as having been exchanged for shares of Host Inc. common stock at the beginning of the period presented.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and

Adjusted Funds From Operations per Diluted Share for 2012 Forecasts (a)

(unaudited, in millions, except per share amounts)

	2012
	Low-end of range	High-end of range
Net income	$109	$126
Interest expense	372	372
Depreciation and amortization	687	687
Income taxes	20	23
Discontinued operations	2	2

EBITDA	1,190	1,210
Gain on dispositions	(48)	(48)
Acquisition costs	6	6
Amortization of deferred gains	(5)	(5)
Equity investment adjustments:
Equity in earnings of affiliates	(4)	(4)
Pro rata Adjusted EBITDA of equity investments	32	32
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(16)	(16)

Adjusted EBITDA	$1,155	$1,175

	2012
	Low-end of range	High-end of range
Net income	$109	$126
Less: Net income attributable to non-controlling interests	(3)	(3)

Net income attributable to Host Inc.	106	123
Adjustments:
Gain on dispositions	(48)	(48)
Depreciation and amortization	685	685
Amortization of deferred gains	(5)	(5)
Partnership adjustments	13	14
FFO of non-controlling interests of Host LP	(11)	(11)

NAREIT FFO	740	758
Adjustments:
Acquisition costs	8	8
Loss on debt extinguishments	32	32
Loss attributable to non-controlling interests	(1)	(1)

Adjusted FFO	779	797
Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	31	31

Diluted Adjusted FFO	$810	$828

Weighted average diluted shares – EPS	718.9	718.9
Weighted average diluted shares – NAREIT and Adjusted FFO (b)	760.6	760.6
Earnings per diluted share	$.15	$.17
NAREIT FFO per diluted share	$1.01	$1.04
Adjusted FFO per diluted share	$1.06	$1.09

(a)	The forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 6.25% to 7.0% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 135 basis points to 150 basis points for the low and high ends of the forecasted range, respectively.

•	Interest expense includes approximately $33 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•

We expect to spend approximately $165 million to $175 million on ROI/redevelopment capital expenditures, approximately $125 million to $135 million on acquisition expenditures and approximately $330 million to $340 million on renewal and replacement expenditures.

•

We expect to complete the sale of $300 million to $400 million of properties during the fourth quarter. However, due to uncertainty around the completion and timing of these transactions, we have not adjusted the forecast for any use of proceeds, gains on sale or adjusted the number of comparable properties.

For a discussion of additional items that may affect forecasted results, see Notes to the Financial Information.

(b)	The Adjusted FFO per diluted share includes 41 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2012 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2012
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	8.2%	8.5%
Comparable hotel adjusted operating profit margin (c)	23.85%	24.0%

Comparable hotel sales
Room	$2,858	$2,879
Other	1,590	1,594

Comparable hotel sales (d)	4,448	4,473

Comparable hotel expenses
Rooms and other departmental costs	1,902	1,912
Management fees, ground rent and other costs	1,485	1,488

Comparable hotel expenses (e)	3,387	3,400

Comparable hotel adjusted operating profit	1,061	1,073
Non-comparable hotel results, net	171	178
Loss from hotels leased from HPT	(5)	(5)
Depreciation and amortization	(687)	(687)
Corporate and other expenses	(105)	(105)

Operating profit	$435	$454

(a)	Forecast comparable hotel results include 104 hotels that we have assumed will be classified as comparable as of December 31, 2012. See “Comparable Hotel Operating Statistics” in Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2012. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for 2012 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2012
	Low-end of range	High-end of range
Revenues	$5,300	$5,333
Non-comparable hotel revenues	(672)	(680)
Revenues for hotels leased from HPT	(231)	(231)
Hotel revenues for which we record rental income, net	51	51

Comparable hotel sales	$4,448	$4,473

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2012
	Low-end of range	High-end of range
Operating costs and expenses	$4,865	$4,879
Non-comparable hotel and other expenses	(502)	(503)
Expenses for hotels leased from HPT	(236)	(236)
Hotel expenses for which we record rental income	52	52
Depreciation and amortization	(687)	(687)
Corporate and other expenses	(105)	(105)

Comparable hotel expenses	$3,387	$3,400

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc. (“Marriott”), the manager of approximately 55% of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host Inc., as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2012 ended on September 7, and the third quarter of 2011 ended on September 9, though both quarters reflect twelve weeks of operations. In contrast, the September 7, 2012 year-to-date operations included 251 days of operations, while the September 9, 2011 year-to-date operations included 252 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 45% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

CHANGE IN REPORTING PERIODS

Marriott has announced that beginning January 1, 2013, it will convert from a 52-53 week fiscal year to a 12-month calendar year. As a result, we will adopt a calendar quarter reporting cycle in the first quarter of 2013. The conversion will allow us to eliminate the quarterly reporting variance discussed above.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the third quarter of 2012 reflect 12 weeks of operations for the period from June 16, 2012 to September 7, 2012 for our Marriott-managed hotels and results from June 1, 2012 to August 31, 2012 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the third quarter of 2011 reflect 12 weeks of operations for the period from June 18, 2011 to September 9, 2011 for our Marriott-managed hotels and results from June 1, 2011 to August 31, 2011 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2012 reflect 36 weeks of operations for the period from December 31, 2011 to September 7, 2012 for our Marriott-managed hotels and results from January 1, 2012 to August 31, 2012 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2011 reflect 36 weeks of operations for the period from January 1, 2011 to September 9, 2011 for our Marriott-managed hotels and results from January 1, 2011 to August 31, 2011 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a year-to-year comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. Because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Westin Chicago River North in August of 2010. The hotel was not included in our comparable hotels until January 1, 2012. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 120 hotels that we owned on September 7, 2012, 104 have been classified as comparable hotels. The operating results of the following hotels that we owned as of September 7, 2012 are excluded from comparable hotel results for these periods:

•	Grand Hyatt Washington, D.C. (acquired in July 2012);

•	Hilton Melbourne South Wharf (acquired in April 2011);

•	New York Helmsley Hotel (acquired in March 2011);

•	Manchester Grand Hyatt San Diego (acquired in March 2011);

•	The portfolio of seven hotels in New Zealand (acquired in February 2011);

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Orlando World Center Marriott Resort & Convention Center (business interruption due to a large-scale capital project, which includes façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants);

•

Atlanta Marriott Perimeter Center (business interruption due to extensive renovations, which included renovation of the guest rooms, lobby, bar and restaurant and the demolition of one tower of the hotel, reducing the room count at the hotel);

•	Chicago Marriott O’Hare (business interruption due to extensive renovations, which included renovating every aspect of the hotel and shutting down over 200 rooms);

•

Sheraton Indianapolis Hotel at Keystone Crossing (business interruption due to extensive renovations, which included the conversion of one tower of the hotel into apartments, reducing the room count, and the renovation of the remaining guest rooms, lobby, bar and meeting space); and

•

San Diego Marriott Marquis & Marina (business interruption due to extensive renovations, which included the renovation of every aspect of the hotel and required the entire hotel to be closed for a period of time).

The operating results of (i) three hotels that we have disposed of in 2012 and 2011, (ii) the Le Méridien Piccadilly, which was transferred to the European joint venture in 2011, and (iii) the 53 Courtyard by Marriott properties leased from HPT, are not included in comparable hotel results for the periods presented herein.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•

Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•

Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect the market value of real estate assets as noted above.

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Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges, which are based off of historical cost accounting values, are similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors,

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.